Exhibit 10.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

AMENDMENT NO. 1 TO THE COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 1 to the Collaboration and License Agreement (“Amendment”) is made and entered into, effective as of December 17, 2019 (“Amendment Effective Date”), by and between Vir Biotechnology, Inc., a Delaware corporation with offices at with an office at 499 Illinois Street, San Francisco, California 94158 (“Vir”), and Alnylam Pharmaceuticals, Inc., a Delaware corporation located at 300 Third Street, Cambridge, Massachusetts 02142 (“Alnylam”). Each of Vir and Alnylam are referred to in this Amendment as a “Party” and together, the “Parties”.

Background

WHEREAS, the Parties have entered into that certain Collaboration and License Agreement effective as of October 16, 2017 (as amended by Letter Agreement dated November 13, 2018, the “Collaboration Agreement”) pursuant to which the Parties entered into a collaboration to develop and commercialize certain compounds and products based on Alnylam’s RNAi technology, in connection with Hepatitis B and other infectious diseases;

WHEREAS, pursuant to Section 3.1(b) of the Collaboration Agreement Vir has selected its four (4) ID Collaboration Targets and the Parties desire to update Schedule D to the Collaboration Agreement accordingly;

WHEREAS, the Parties also desire to amend certain provisions of the Collaboration Agreement applicable to Alnylam’s funding of the POC Study for the initial HBV Licensed Product and related milestone payment triggers;

WHEREAS, concurrent with the execution of the Collaboration Agreement, the Parties also entered into a Common Stock Issuance Agreement (referred to as the “Stock Purchase Agreement”), and the Parties also desire to amend the Stock Purchase Agreement to align a milestone payment trigger contained therein with the changes being made pursuant to this Amendment; and

WHEREAS, Section 14.4 of the Collaboration Agreement provides that the Collaboration Agreement may only be modified by a written instrument duly executed by an authorized representative of each Party.

NOW, THEREFORE, the Parties desire, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to amend the Collaboration Agreement as set forth in this Amendment.

Article 1
DEFINITIONS

1.1Capitalized Terms. Capitalized terms used in this Amendment shall have the meanings set forth in the Collaboration Agreement unless otherwise defined and set forth in this Amendment. Except as expressly modified by this Amendment, the remainder of the Collaboration Agreement shall remain in force in accordance with its terms and without any modification.

Article 2
AMENDMENTS

2.1Addition of New Section 1.1.99A and Schedule 1.1.99A. Article 1 of the Collaboration Agreement is hereby amended by adding new Section 1.1.99A and inserting a new definition immediately following Section 1.1.99, as follows:

1.1.99A“Initial HBV02 Study” shall mean the phase I/II Clinical Study of ALN-HBV02 [***], as further described in the attached Schedule 1.1.99A.

2.2Amendment of Section 1.1.3. Section 1.1.3 of the Collaboration Agreement is hereby amended in its entirety, as follows:

1.1.3“Achievement of Human POC” shall mean (i) solely with respect to the Initial HBV02 Study [***] the Parties reasonably determine that the results from such POC Study support the continuation of preparation and conduct of a Phase II Study and that [***] based on the results of such POC Study; [***]; and (ii) for any POC Study other than the Initial HBV02 Study, that the Parties reasonably determine that the results from such POC Study support the continuation of preparation and conduct of a Phase II Study and that [***].

2.3Amendment of Section 1.1.8. Section 1.1.8 of the Collaboration Agreement is hereby amended to replace “Additional Funding Activity” with “Additional Funded Activity”.

2.4Amendment of Section 1.1.48.  Section 1.1.48 of the Collaboration Agreement is hereby amended in its entirety, as follows:

1.1.148“Completion” shall mean (i) for the Initial HBV02 Study [***]; and, (ii) for all other Clinical Studies other than the Initial HBV02 Study, with respect to each such Clinical Study, database lock for such Clinical Study.

2.5Amendment of Section 1.1.132. Section 1.1.132 of the Collaboration Agreement is hereby amended in its entirety, as follows:

1.1.132“POC Study” shall mean (a) with respect to the HBV Program, the Clinical Study of ALN-HBV02 to evaluate safety in human volunteers and [***], as further described in Schedule 1.1.99A [***]; and (b) with respect to an ID Program, a Clinical Study of an ID Licensed Product Directed to the ID Collaboration Target in such ID Program that is designed to demonstrate human safety and [***], as further described in the applicable ID Development Plan.

2.6Amendment of Section 1.1.164. Section 1.1.164 of the Collaboration Agreement is hereby amended in its entirety, as follows:

1.1.164“Stock Purchase Agreement” shall mean that certain Common Stock Issuance Agreement between the Parties dated as of the Effective Date and attached hereto as Schedule G, as such agreement is amended from time to time.

2.7Amendment of Schedule D (ID Targets, Reserved Targets and ID Collaboration Targets). Schedule D (ID Targets, Reserved Targets and ID Collaboration Targets) of the Collaboration Agreement is hereby amended in its entirety by replacing it with the Schedule D attached to this Amendment. Notwithstanding anything to the contrary in the Collaboration Agreement, including Section 6.1(b) and Section 10.5(a)(i), the Parties agree that Alnylam shall retain the right to [***].

Article 3
MISCELLANEOUS

3.1No Waiver. Nothing in this Amendment is intended to operate as a waiver of any claims either Party may have against the other Party arising prior to the date of this Amendment, including any claims arising prior to the date of this Amendment with respect to the performance of the Parties under the Collaboration Agreement. Any delay in enforcing a party’s rights under this Amendment or the Collaboration Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such party’s rights to the future enforcement of its rights under this Amendment or the Collaboration Agreement, except with respect to an express written waiver relating to a particular matter for a particular period of time signed by an authorized representative of the waiving Party, as applicable.

3.2Miscellaneous. This Amendment shall be governed by and interpreted in accordance with the law of the State of New York, U.S.A., without reference to any principles of conflicts of laws to the contrary. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Amendment. Except as specifically amended by this Amendment, the terms and conditions of the Collaboration Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures transmitted by PDF shall be treated as original signatures. Except to the extent expressly provided herein, the Collaboration Agreement, as amended by this Amendment, together with the Commitment Letter between the Parties entered into on the Commitment Letter Date and the Stock Purchase Agreement, including all appendices, exhibits and schedules to each of the foregoing, constitute the entire agreement between the Parties relating to the subject matter of the Collaboration Agreement and supersedes all previous oral and written communications, including all previous agreements, between the Parties.

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IN WITNESS WHEREOF, on the Amendment Effective Date Vir and Alnylam have caused this Amendment to be duly executed by their authorized representatives.

Vir Biotechnology, Inc.

By:	/s/ George Scangos

Name:	George Scangos

Title:	President and Chief Executive Officer

Alnylam Pharmaceuticals, Inc.

By:	/s/ John Maraganore

Name:	John Maraganore

Title:	Chief Executive Officer

SCHEDULE 1.1.99A

INITIAL HBV02 STUDY

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SCHEDULE D

ID Targets, RESERVED tARGETS and id collaboration targets

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